Exhibit 10.11

Development Agreement

This  Agreement is entered into on the 27th day of February, 2004, by and between BEHIND THE HEDGE PRODUCTIIONS, INC., the Client (hereinafter referred to as “client”) and Public Media Works  , INC., a Delaware  corporation (hereinafter referred to as “PMW”).

THE PARTIES HEREBY AGREE AS FOLLOWS:

1.             PMW shall be engaged to complete the services (development of the “Property” tentatively titled “Over The Hedge.”)  All work performed under this Contract shall become the sole property of BEHIND THE HEDGE PRODUCTIONS, INC., (the “client”) for any and all uses.

2.             PMW shall provide material which will include a treatment, a complete full-length feature film script no less than 90 pages and no more than 120 pages written or co-written by Corbin Bernsen, a shooting schedule, a mutual agreed upon budget and/or other material related to the services.  All material shall remain the sole property of the Client.

3.             PMW shall be compensated for their services described in TWO PHASES as follows:

3.1           Phase One:  Upon execution of this document, PMW shall receive $25,000 (twenty five thousand dollars).  For this the Client shall receive a “first draft” of the script “Over the Hedge.”

3.2           PMW shall be allowed 12 weeks from execution of this document to complete phase one development with weekly updates to Client beginning week 3 for approval of story content.  These updates will be delivered via email to an assignee of the Client.

3.3           PMW shall pay for all development costs related to Phase One.  Excluded in these costs shall be anything not directly related to the development of the script such as travel associated with raising further production capitol for the project unless mutually agreed upon by both parties.

3.4           Phase Two:  After mutually agreed upon notes and comments regarding the “first draft” by both parties, PMW shall complete a “final draft” production ready shooting script to client.

3.5           After a mutually agreed upon “final draft,” PMW shall generate a working shooting schedule for the film and a working budget based upon the final draft and shooting schedule.  Prior to creating the budget, both parties will agree upon a definitive number that is in fact “the budget” so that anticipated funding can be allocated accordingly.

3.6           PMW shall also make best efforts to attach mutually agreed upon “talent” to the project with signed “letters of intent” by those performers.  PMW however makes no claims that it will absolutely do so with the exception of Corbin Bernsen who will sign a letter of intent.   PMW also makes no claims that the attached talent will in fact participate in the final project. All agreements with talent will be subject to compensation and availability of that talent.

3.7           Upon completion of Phase Two which includes delivery of “final draft” shooting script, shooting schedule, and shooting budget as described above, PMW shall receive $25,000 (twenty five thousand dollars).  This “final payment” shall reflect completion of services by PMW.

4.             PMW acknowledges that all results, products and proceeds of their services, including all original ideas in connection therewith, are being specifically ordered by the Client and shall be considered a “work made for hire” for the benefit of the Client.  Therefore, the Client shall be the copyright holder thereof for all purposes throughout the universe without any limitation of any kind or nature.  In consideration of compensation paid to PMW hereunder, the Client shall solely and exclusively own throughout the universe in perpetuity all rights of every kind and nature whether now or hereafter known or created in and in connection with such results, product and proceeds, in whatever stage of completion as may exist from time to time, including: (i) the copyright and all rights of copyright; (ii) all neighboring rights, trademarks and any and all other ownership and exploitation rights now or hereafter recognized in any Territory, including all rental, lending, fixation, reproduction, broadcasting, distribution and all other rights of communication by any and all means, media, devices, processes and technology; (iii) the right to adapt, rearrange, and make changes in, deletions from and additions to such results, products and proceeds, and to use all or any part thereof in new version, adaptation, or other projects including remakes and sequels; (iv) the right to use the title of the work performed under this Agreement in connection therewith or otherwise and to change such title; and (v) the right of the Client to retain all rights to the material for all futures uses known or unknown, stated or unstated.

5.             PMW hereby represents and warrants that it is free to enter into this Agreement and no rights of any third parties are or will be violated  entering into or performing this Agreement.  PMW is not subject to any conflicting obligation or any disability, and has not made and  shall not hereafter make any agreement with any third party, which could interfere with the rights granted to the Client hereunder or the full performance of  it’s obligation and services hereunder.

6.             PMW hereby represents and warrants that all of the work (and the Property, if any) shall be wholly original and none of the same has been or shall be copied from or based upon any other work unless assigned in this Agreement. The reproduction, exhibition, or any use thereof of any of the rights herein granted shall not defame any person or entity nor violate any copyright or right of privacy or publicity, or any other right of any person or entity. The warranty in this Section 7 shall not apply to any material as furnished to PMW by the Client (unless such furnished material was written or created by PMW or originally furnished to Client by PMW) or material inserted in the work by Client, but shall apply to all material which PMW may add thereto.

7.             PMW hereby represents and warrants that it is sole owner of the Property together with the title thereof and all rights granted (or purported to be granted) to Client hereunder, and no rights in the Property have been granted to others or impaired by PMW, except as specified, if at all, in this Agreement. No part of the Property has been registered for copyright, published, or otherwise exploited or agreed to be published or otherwise exploited with the knowledge or consent of PMW, or is in the public domain.  PMW does not know of any pending or threatening claim or litigation in connection with the Property or the rights herein granted.

8.             PMW shall indemnify and hold harmless the Client (and its affiliated companies, successors, assigns, and the directors, officers, employees, agents, and representatives of the foregoing) from any damage, loss, liability, cost, penalty, guild fee or award, or expense of any kind (including attorney’s fees (hereinafter “Liability”) arising out of, resulting from, based upon or incurred because of breach by PMW of any agreement, representation, or warranty made by PMW hereunder. The party receiving notice of such claim, demand or action shall promptly notify the other party thereof.

9.             The Client agrees to indemnify and hold harmless PMW from and against any and all damages and expenses (other than with respect to any settlement entered into without the Client’s written consent) arising out of any third party claim against PMW resulting from the Client’s development, production, distribution and/or exploitation of the project.

10.           PMW acknowledges that the sole right as to any breach hereunder by Client shall be the recovery of money damages, if any, and the rights herein granted by PMW shall not terminate by any reason of such breach.  In no event may PMW terminate this Agreement or obtain injunctive relief or other equitable relief with respect to any breach of Client obligations hereunder.

11.           This Agreement sets forth the entire understanding and agreement between the parties hereto and can not be changed or modified except in writing signed by both parties.  This short form Agreement shall be governed by the laws of the state of California applicable to agreements entered into and intended to be performed entirely within said state.  The federal and state courts of California, located in Los Angeles, California shall have exclusive jurisdiction over any and all matters arising out of this short form Agreement.

ACCEPTED AND AGREED:

CORBIN BERNSEN	FRANKLIN Di MARCO
Public Media Works, Inc.	Behind the Hedge Productions, Inc.

2/27/2004	Feb. 28th 2004
Date	Date